                                                                     EXHIBIT 5.1




                          [PIPER & MARBURY LETTERHEAD]




                                 March 26, 1999




Apartment Investment and Management Company
1873 South Bellaire Street, Suite 1700
Denver, Colorado 80222

                       Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-4 of the Company (Registration No. 333-60355) (this "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on July 31, 1998, as amended on September 14, 1998, October 7, 1998, October 28, 1998, November 23, 1998, December 11,
1998, January 19, 1999, February 12, 1999, March 15, 1999, and March 26, 1999,
including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus'), for offering by the Company from time to time of up to $800,000,000 aggregate market price at the time of insurance of its (i) shares of Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") of which the Class I Cumulative Preferred Stock, par value $.01 per share, of the Company will be the first class so designated (the "Class I Preferred Stock") and (ii) shares of Class A Common Stock, par value $.01 per share, of the Company Stock are sometimes collectively referred to as the "Securities." the Securities may be issued by the Company from time to time directly or indirectly in exchange for Partnership Common Units or Partnership Preferred Units of AIMCO Properties, L.P., a Delaware limited partnership and subsidiary of the Company. This opinion is being provided at your request in connection with the filing of the Registration Statement.

Apartment Investment and Management Company
March 26, 1999
Page 2


         In our capacity as special Maryland counsel, we have received originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a) Amendment No. 8 to the Registration Statement dated March 15, 1999 (containing the preliminary Prospectus and the preliminary Prospectus Supplement for Baywood Apartments, Ltd.) (collectively, the "Preliminary Prospectus") relating to the issuance of the Securities;

                  (b) The Charter, certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT"), and By-Laws, as amended and restated and in effect on the date hereof, of the Company;

                  (c) The draft of the Articles Supplementary relating to the Class I Preferred Stock substantially in the form to be filed with MSDAT;

                  (d) The Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., a Delaware limited partnership, dated as of July 29, 1994 and amended and restated as of October 1, 1998, First Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated November 6, 1998 Second Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated December 30, 1998, and Third Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated February 18, 1999 (collectively, the "AIMCO L.P. Partnership Agreement");

                  (e) A draft of the Fourth Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated March 25, 1999 and of the Fifth Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated March 25, 1999;

                  (f) A draft of resolutions of the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and to the Securities;

                  (g) A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT;

Apartment Investment and Management Company
March 26, 1999
Page 3


                  (h) A Certificate of Officer (the "Certificate") of the Company, dated the date hereof, as to certain factual matters; and

                  (i) such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below to be executed by parties other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

         We further assume that:

                  (a) The issuance and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the board of Directors) of the company (each, a "Board Action") in accordance with the Company's Charter and By-Laws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

                  (b) Prior to the issuance of any shares of the Class A Common Stock or the Preferred Stock, there will exist, under the Charter of the Company, the requisite number of authorized but unissued shares of the Class A Common Stock or the Preferred Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock, whether by charter amendment or by classification or reclassification of

Apartment Investment and Management Company
March 26, 1999
Page 4



         existing capita stock and the filing of Articles Supplementary, will have been taken.

                  (c) Appropriate certificates representing shares of the Class A Common Stock or the Preferred Stock will be executed and delivered upon issuance of any shares of the Class A Common Stock or the Preferred Stock, as the case may be, and will comply with the Company's Charter and By-Laws and applicable law.

                  (d) The final Prospectus and final Prospectus Supplement relating to the issuance of any of the Securities will in all matters material to this opinion conform to the provisions of the Preliminary Prospectus.

                  (e) At the time of the issuance of any of the Securities the AIMCO L.P. Partnership Agreement will provide for the exchange directly or indirectly of Partnership Preferred Units and Partnership Common Units for the Securities in a manner consistent with Board Action.

         Based upon the foregoing and having regard for such legal consideration as we deem relevant, we are of the opinion and advise you that:

                  1. Upon due authorization by Board Action of an issuance of Class A Common Stock, and upon issuance and delivery of certificates for shares of such Class A Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the AIMCO L.P. Partnership Agreement (as in effect at the time), the Registration Statement (as declared effective under the Act), and the Prospectus or the applicable Prospectus Supplement, the shares of the Class A Common Stock represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

                  2. When a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable law, and, upon issuance and delivery of certificates for shares of such class or series of the Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the AIMCO L.P. Partnership Agreement (as in effect at the time), the Registration Statement (as declared effective under the Act), and the Prospectus or the applicable Prospectus Supplement, the shares of the Preferred Stock represented by

Apartment Investment and Management Company
March 26, 1999
Page 5


         such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

         The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights general and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         This opinion is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. We further consent to the reliance on this opinion by Skadden, Arps, Slate, Meagher & Flom LLP in rendering their opinion to the Company in connection with the filing of the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.


                                  Very truly yours,

                                 March 26, 1999




Apartment Investment and Management Company
1873 South Bellaire Street
Suite 1700
Denver, Colorado  80222

AIMCO Properties, L.P.
873 South Bellaire Street
Suite 1700
Denver, Colorado  80222

                           Re:  Federal Income Tax Consequences

Ladies and Gentlemen:

         You have requested our opinion concerning the material United States Federal income tax consequences of the offers (the "Offers") by AIMCO Properties, L.P., a Delaware limited partnership (the "AIMCO Operating Partnership"), to acquire partnership units of the partnerships listed in Exhibit A attached hereto (the "Target Partnerships") from an owner of such partnership units (an "Offeree") in exchange for cash, AIMCO Operating Partnership Preferred Units ("Preferred OP Units") and/or AIMCO Operating Partnership Common Units ("Common OP Units," and together with the Preferred OP Units, the "OP Units") as more fully described in (i) the Registration Statement on Form S-4 (No. 333-60355) initially filed with the Securities and Exchange Commission on July 31, 1998, as amended (the "Registration Statement"), (ii) the prospectus, dated March 25, 1999 (the "Prospectus"), included as part of the Registration Statement, and (iii) the prospectus supplements relating to the Offers (the "Prospectus Supplements"), included as part of the Registration Statement. All capitalized terms used herein, unless otherwise specified, shall have the meanings assigned to them in the Registration Statement.